Exhibit 99.1
Star Scientific Receives Notices from FDA: Ariva-BDL™ and Stonewall-BDL™ Not Subject to
Regulation Under FDC Act Chapter IX
March 23, 2011 — Glen Allen Virginia — Star Scientific, Inc. (Nasdaq: CIGX) announced that the company has received notices from the Food and Drug Administration (FDA) regarding its pending ARIVA-BDL™ and STONEWALL-BDL™ modified risk tobacco product applications. The notices from Lawrence Deyton, MD, MSPH, Director of the FDA Center for Tobacco Products (CTP), state, in part, “Not all tobacco products are currently subject to Chapter IX of the FDCA [Federal Food Drug & Cosmetic Act]. At this time, only cigarettes, cigarette tobacco, smokeless tobacco and roll-your-own tobacco are subject to Chapter IX FDCA §901(b). Based upon the information in your submission, [ARIVA-BDL™ and Stonewall-BDL™ are] not currently subject to Chapter IX requirements.”
The FDA’s determination that Ariva-BDL™ and Stonewall-BDL™ are not tobacco products that are currently regulated under Chapter IX of the FDCA clears the way for Star to proceed with marketing these products. Paul L. Perito, Star’s Chairman, President & COO, commented, “We are pleased to have received a determination from the FDA on Ariva-BDL™ and Stonewall-BDL™. It is clear from the notices we received that the Center for Tobacco Products does not believe these products are subject to regulation under FDC Act Chapter IX at this time. We intend to move forward with marketing and distribution of Ariva-BDL™ and Stonewall BDL™, and these initiatives will be undertaken consistent with our belief that adult tobacco users should be able to have information about the toxin levels in all tobacco products.”
Certain statements in this press release other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives through Star Tobacco and Rock Creek, the uncertainties inherent in the progress of scientific research, our ability to raise additional capital in the future that is necessary to maintain our business, potential disputes concerning our intellectual property, risks associated with litigation regarding such intellectual property, uncertainties associated with the development, testing and regulatory approvals of our low-TSNA tobacco, related tobacco products and pharmaceutical and nutraceutical products, market acceptance of our new smokeless tobacco products and nutraceutical and pharmaceutical products, competition from companies with greater resources than us, our dependence on key employees and on our prior strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with R.J. Reynolds Tobacco Company, Inc.

Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. See additional discussion under “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the SEC on March 16, 2011, and other factors detailed from time to time in the Company’s other filings with the SEC, available at www.sec.gov. All information in this release is current as of this date, and the Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About Star Scientific
Star Scientific is a technology-oriented company with a mission to reduce the harm associated with tobacco at every level. It is engaged in the development of dissolvable smokeless tobacco products that deliver fewer carcinogenic toxins, principally through the utilization of the innovative StarCured® tobacco curing technology. Its subsidiary, Rock Creek Pharmaceuticals, Inc., is involved in the development of nutraceuticals as well as products to address neurological and mood disorders. Rock Creek Pharmaceuticals has scientific and research offices in Gloucester, MA, and a regulatory office in Washington, D.C. Star Scientific has a Corporate and Sales Office in Glen Allen, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and a manufacturing facility in Chase City, VA.
See Star’s website at: http://www.starscientific.com
Contact:
Sara Troy Machir
Vice President, Communications & Investor Relations
smachir@starscientific.com
(301) 654-8300